Exhibit 1.1

UNDERWRITING AGREEMENT

[DATE]

US Tiger Securities, Inc. (“US Tiger”)

437 Madison Avenue, 27th Floor

New York, NY 10022

As Representative of the several Underwriters named on Schedule 1 attached hereto

Ladies and Gentlemen:

The undersigned, Earlyworks Co., Ltd., Inc., a stock corporation organized under the laws of Japan (the “Company”), hereby confirms its agreement (this “Agreement”) with US Tiger Securities, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters, if any, named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

Definitions

“Applicable Time” means [__], Eastern Time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Shares (as defined below in Section 1.2) that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares (as defined below in Section 1.2) or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

1. Purchase and Sale of Shares.

1.1 Firm Shares.

1.1.1. Nature and Purchase of Firm Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell in the aggregate [●] American Depositary Shares (the “ADSs” and each, an “ADS”), each ADS representing one ordinary share of the Company (the “Ordinary Shares”) and each Underwriter agrees to purchase, severally and not jointly, at the Closing, an aggregate of [●] ADSs (the “Firm Shares”) .

(ii) The Firm Shares are to be offered together to the public at the offering price per Firm Share as set forth on Schedule 2-A hereto (the “Purchase Price”). The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at the purchase price per Firm Share of $[●] (or 93% of the Purchase Price).

1.1.2. Depositary. The Company shall deposit pursuant to the Deposit Agreement, dated as of [●], 2023 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders of ADSs issued thereunder, a number of Ordinary Shares equal to the Shares (as defined below in Section 1.2). Upon deposit of such Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited. Each Firm Share will represent one Ordinary Share.

1.1.3. Firm Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern Time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of VCL Law LLP (“Representative’s Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company (such date and time of delivery and payment for the Firm Shares being called in this Agreement the “Closing Date”), immediately following: (i) the Ordinary Shares underlying the Shares having been deposited with the Depositary and the Depositary has confirmed receipt to the Representative; and (ii) all proceeds of sales made to non-U.S. investors through non-U.S. members of the selling group (which are to be settled through [_]), net of applicable selling commissions, having been released to US Tiger Securities, Inc., as sole book-running manager, against delivery of the number of Shares sold by such non-U.S. selling group members.

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company as a condition to delivery of the certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York. For the purposes only of the delivery of the Firm Shares, the parties agree that where an Underwriter has an obligation to on-transfer the Firm Shares to another party, that Underwriter receives delivery of and holds such Firm Shares as bare trustee for the person to whom they are obliged to transfer those Firm Shares.

1.2. Over-allotment Option.

1.2.1. Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase, in the aggregate, up to [●] additional ADSs (the “Option Shares”, and along with the Firm Shares, the “Shares”), representing fifteen percent (15%) of the Firm Shares sold in the offering, from the Company. The purchase price to be paid per Option Share shall be equal to the price per Option Share set forth in Schedule 2-A. The Shares shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus referred to below. The offering and sale of the Shares is herein referred to as the “Offering.”

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty-five (45) days after the Closing Date. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice to the Company from the Representative, setting forth the number of the Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative’s Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of the Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of the Option Shares then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3. Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company, as a condition to the delivery to you of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC or via DWAC transfer) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares. For the purposes only of the delivery of the Option Shares, the parties agree that where an Underwriter has an obligation to on-transfer the Option Shares to another party, that Underwriter receives delivery of and holds such Option Shares as bare trustee for the person to whom they are obliged to transfer those Option Shares.

1.3 Representative’s Warrants.

1.3.1. Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Warrants”) as applicable, three-year warrants (which are stock acquisition rights under Japanese laws) for the purchase of a number of ADSs equal to 4% of the number of the Firm Shares and Option Shares, if any, issued in the Offering, pursuant to a warrant in the form attached hereto as Exhibit A, at an initial exercise price equal to 125% of the price per share of the ADSs sold in the Offering. The Representative’s Warrants and the ADSs issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrants and the underlying ADSs during the one hundred eighty (180) days beginning on the date of commencement of sales of the offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days beginning on the date of commencement of sales of offering, other than as permitted by FINRA Rule 5110(e)(2).

1.3.2. Delivery. Delivery of the Representative’s Warrants shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on

Form F-1 (File No. 333-269068), including any related prospectus or prospectuses, for the registration of the Shares and the Representative’s Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits, and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [●], that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [●]) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the ADSs. The registration of the ADSs and the Ordinary Shares under the Exchange Act has become effective on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs and the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2. Share Exchange Listing. The Shares together with the ADSs underlying the Representative’s Warrants have been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting of the Shares or ADSs underlying the Representative’s Warrants from the Exchange, nor has the Company received any written notification that the Exchange is contemplating terminating such listing.

2.3. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any written order preventing or suspending the use of the Registration Statement, the ADS Registration Statement (as defined in Section 2.41 below), any Preliminary Prospectus, or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4. Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and Rule 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains, or will contain an untrue statement of a material fact or omitted, omits, or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus, or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the disclosure contained in the information in the table below the first paragraph of the “Underwriting” section, and the “Underwriting” subsections “- Underwriting Discounts and Expenses,” “- Representative’s Warrants,” “- Indemnification,” “- Price Stabilization, Short Positions, and Penalty Bids,” “- Electronic Distribution,” “- Determination of the Initial Public Offering Price,” and “- Selling Restrictions Outside the United States” of the Prospectus (the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes, or will include an untrue statement of a material fact or omitted, omits, or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any default or event which would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for any violation which would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below).

2.4.3. Prior Securities Transactions. During the past three (3) years from the date of this Agreement, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package, and any Preliminary Prospectus.

2.4.4. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package, and the Prospectus concerning the effects of federal, state, local, and all foreign laws and regulations on the Offering and the Company’s business as currently contemplated are correct in all material respects, do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no other such laws and regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus which are not so disclosed.

2.5. Changes after Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no executive officer, corporate auditor or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6. Independent Accountants. To the knowledge of the Company, WWC, P.C. (“Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package, or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its Ordinary Shares, and (c) there has not been any change in the capitalization of the Company, or, other than in the ordinary course of business, any grants made for compensatory purposes.

2.8. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package, and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible or exercisable into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.9. Valid Issuance of Securities, etc.

2.9.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The ADSs, the Ordinary Shares, and any other securities outstanding or to be outstanding upon consummation of the Offering conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

2.9.2. Securities Sold Pursuant to this Agreement. The Shares and Representative’s Securities have been duly authorized for issuance and sale. Upon issuance by the Depositary of ADSs against deposit of the underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement and the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the Shares underlying the ADSs will be duly and validly issued, fully paid and non-assessable, and persons in whose names the ADSs are registered will be entitled to the rights specified in the ADSs and in the Deposit Agreement, and the Underwriters will acquire good, marketable and valid title to such Shares in the form of ADSs, free and clear of all pledges, liens, security interests, charges, claims, or encumbrances of any kind; and the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares and Representative’s Securities has been duly and validly taken; the Ordinary Shares issuable upon exercise of the Representative’s Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when issued in accordance with such Representative’s Warrants, such Ordinary Shares will be validly issued, fully paid and non-assessable, and upon issuance by the Depositary of ADSs against deposit of such Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADSs will entitle the holder(s) to the rights specified in the ADSs and in the Deposit Agreement. The Shares and the Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

2.10. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.11. Validity and Binding Effect of Agreements. Each of this Agreement, the Representative’s Warrants, and the Deposit Agreement have been duly and validly authorized by the Company, and, assuming the Deposit Agreement has been duly and validly authorized by the Depositary, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12. No Conflicts, etc. The execution, delivery, and performance by the Company of each of this Agreement, the Deposit Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same may be amended or restated from time to time, together with the Companies Act of Japan, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity as of the date hereof.

2.13. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant, or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, or decree of any Governmental Entity, except in the case of clause (ii) for such violations which would not reasonably be expected to cause a Material Adverse Change.

2.14. Corporate Power; Licenses; Consents.

2.14.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except for the absence of which would not reasonably be expected to have a Material Adverse Change.

2.14.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, and orders required in connection therewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency, the Exchange, or other body is required for the valid issuance, sale, and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement or the Deposit Agreement, and the delivery of the Representative’s Warrants and as contemplated by the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except with respect to applicable Securities Act Regulations, state securities laws, and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.15. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, corporate auditors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, corporate auditors, officers, and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.24 below), provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.16. Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

2.17. Good Standing. The Company has been duly organized and is validly existing as a joint stock corporation with limited liability organized under the laws of Japan and is in good standing under the laws of Japan as of the date hereof (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), and is duly qualified to do business and is in good standing (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction) in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.18. Insurance. The Company carries or is entitled to the benefits of insurance, (including, without limitation, as to directors, corporate auditors and officers insurance coverage), with, to the Company’s knowledge, reputable insurers, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

2.19. Transactions Affecting Disclosure to FINRA.

2.19.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there are no claims, payments, arrangements, agreements, or understandings relating to the payment of a finder’s, consulting, or origination fee by the Company or any Insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2. Payments within Six (6) Months. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the six (6) months immediately prior to the original filing of the Registration Statement, other than (a) the payment to the Company’s previous underwriters, Network 1 Financial Securities, Inc. and Univest Securities, LLC, and counsel to such underwriters; and (b) the payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4. FINRA Affiliation. To the Company’s knowledge, and except as may otherwise be disclosed in FINRA questionnaires provided to the Representative’s Counsel, there is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company’s securities, or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a Participating Member.

2.19.5. Information. All information provided by the Company in its FINRA questionnaire to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct, and complete in all material respects.

2.20. Foreign Corrupt Practices Act. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee, or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change, or (iii) if not continued in the future, might adversely affect the assets, business, operations, or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21. Compliance with OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee, or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.22. Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative’s Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, corporate auditors, directors and each owner of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in a form substantially similar to that attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.25. No Subsidiary. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Except as disclosed in the Registration Statement, Pricing Disclosure Package, Prospectus, the Company is not a participant in any joint venture, partnership, or similar arrangement.

2.26. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus that have not been described as required by the Securities Act Regulations.

2.27. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder (the “Sarbanes-Oxley Act”), and the listing rules of the Exchange as applicable to the Company. The board of corporate auditors of the Company meets the requirements of Rule 10A-3(c)(3) of the Exchange Act, and at least one member of the board of corporate auditors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K.

2.28. Sarbanes-Oxley Compliance.

2.28.1. Disclosure Controls. Except as disclosed in the Registration Statement, Pricing Disclosure Package, and the Prospectus, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28.2. Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act applicable to it.

2.29. Accounting Controls. Except as disclosed in the Registration Statement, Pricing Disclosure Package, and the Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply in all material respects with the requirements of the Exchange Act and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting, and, if applicable, with respect to such remedial actions disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company represents that it has taken or will take the remedial actions set forth in such disclosure. The Company’s auditors and the board of auditors and Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.30. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.31. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

2.32. Intellectual Property Rights. The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation, or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package, and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, corporate auditors, directors, or employees, or otherwise in violation of the rights of any persons.

2.33. Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities in any jurisdiction to which it is subject prior to the date hereof or has duly obtained extensions of time for the filing thereof, except in any case in which the failure so to file would not reasonably be expected to cause a Material Adverse Change. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except for any such taxes that are currently being contested in good faith or as would not reasonably be expected to cause a Material Adverse Change, and there are no unpaid taxes in any material amount claimed to be due in the ordinary course by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.34. ERISA Compliance. The Company is not subject to the Employee Retirement Income Security Act of 1974, as amended, or the regulations and published interpretations thereunder.

2.35. Compliance with Laws. Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus or as could not, individually or in the aggregate, be expected to result in a Material Adverse Change, the Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the services and products provided by the Company (“Applicable Laws”); (B) has not received any warning letter, untitled letter, or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such material Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any governmental authority or third party alleging that any product, operation, or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding that if brought would result in a Material Adverse Change; (E) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted, or issued any recall, market withdrawal or replacement, safety alert, post-sale warning, or other notice or action relating to the alleged lack of safety of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted, or intends to initiate any such notice or action.

2.36. Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.37. Real Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims, and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, are in full force and effect, and the Company has not received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Material Adverse Change.

2.38. Contracts Affecting Capital. There are no transactions, arrangements, or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations), and any unconsolidated entity, including, but not limited to, any structured finance, special purpose, or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, and the Prospectus which have not been described or incorporated by reference as required.

2.39. Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees, or indebtedness by the Company to or for the benefit of any of the officers, corporate auditors, or directors of the Company, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

2.40. Industry Data; Forward-looking statements. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.41. Form F-6. The Company, jointly with the Depositary, has filed with the SEC a registration statement (file number 333-272864) on Form F-6 for the registration under the Securities Act of the offering and sale of the ADSs (“ADS Registration Statement”). The Company, jointly with the Depositary, may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADS Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Securities Act and the rules thereunder and at the time of its effectiveness and at the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.42. Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.43. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U, or X of the Federal Reserve Board.

2.44. Dividends and Distributions. Except as described in each of the Pricing Disclosure Package, Registration Statement, and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Japanese law and regulations be paid to the Depositary and to the holders of Ordinary Shares or ADSs, as the case may be, in local currency and may be converted into foreign currency that may be transferred out of Japan in accordance with the Deposit Agreement.

2.45. Lending Relationships. Except as disclosed in the Pricing Disclosure Package, Registration Statement, and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters, and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

2.46. Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, any Preliminary Prospectus, and the Prospectus, none of the executive officers, corporate auditors, or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, corporate auditors, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest, or is an officer, director, trustee, or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements of the Company made for compensatory purposes.

2.47. Solvency. Based on the financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement and the Prospectus sets forth as of [●] all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements, and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Registration Statement and the Prospectus, the Company is not in default with respect to any Indebtedness.

2.48. Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications and (ii) authorized anyone other than the Representative to act on its behalf to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

2.49. Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has qualified, and continues as of the Applicable Time to qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

2.50. Foreign Private Issuer. The Company qualifies as a “foreign private issuer” as defined in Rule 405 of the Securities Act.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, Prospectus, or the ADS Registration Statement proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission with respect thereto; (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, or any post-effective amendment, or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares and the Representative’s Warrants for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Shares and Representative’s Warrants. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention, or suspension and, if any such order is issued, to use its commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser; or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package, or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or Representative’s Counsel shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made, or expected to be made, on or prior to the Effective Date pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

3.2.3. Exchange Act Registration. Until three (3) years after the date of this Agreement, the Company shall use its commercially reasonable efforts to maintain the registration of the ADSs and Ordinary Shares under the Exchange Act.

3.2.4. Free Writing Prospectuses. The Company agrees that, unless it obtains the prior consent of the Representative, it shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 2-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including the timely filing with the Commission where required, legending, and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

3.2.5. Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3. Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and Representative’s Counsel, without charge, signed copies of the Registration Statement and the ADS Registration Statement, each as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and upon request will also deliver to the Underwriters, without charge, a conformed copy of each of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4. Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company shall use its commercially reasonable efforts to cause the Registration Statement covering the issuance of the ADSs underlying the Representative’s Warrants to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative immediately and confirm the notice in writing: (i) of the cessation of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the shares underlying the Representative’s Warrants for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6. Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Shares and the ADSs underlying the Representative’s Warrant on the Exchange for at least three (3) years from the date of this Agreement.

3.7. Reports to the Representative.

3.7.1. Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also furnish or make available to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative’s Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.7.1.

3.7.2. Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. THE BANK OF NEW YORK MELLON is acceptable to the Representative to act as Transfer Agent for the Shares.

3.7.3. Trading Reports. For a period of six (6) months after the date hereof, during such time as the Shares are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Shares, as the Representative shall reasonably request.

3.8. Payment of Expenses.

3.8.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at or prior to the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement and the Deposit Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the Registration Statement, Preliminary Prospectus, the Prospectus, and ADS Registration Statement; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification, or exemption of the Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (d) the Underwriters’ actual out-of-pocket expenses not to exceed $200,000. $30,000 was paid to the Representative upon the execution of the Engagement Letter (as defined in Section 6 below), and the remaining $170,000 will be paid to the Representative upon the effectiveness of the Registration Statement. To the extent that the Representative’s incurred expenses are less than the advanced payment, the Representative will return to the Company that portion of the payment not offset by out-of-pocket accountable expenses on the Closing Date. In the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 7.4 hereof.

3.8.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1, on the Closing Date it shall pay to the Representative, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Firm Shares and Option Shares.

3.9. Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

3.10. Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.11. Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.12. Internal Controls. Except to the extent disclosed in the Registration Statement, Pricing Disclosure Package, and Prospectus, the Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13. Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain an independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.14. FINRA. For a period of ninety (90) days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any executive officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities, or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the original Registration Statement is or becomes an affiliate or associated person of a Participating Member.

3.15. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.16. Company Lock-Up. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of six months (6) months after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or modify the terms of any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or other shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for ADSs, Ordinary Shares, or other shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any ADSs, Ordinary Shares, or other shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for ADSs, Ordinary Shares or other shares of capital stock of the Company (other than pursuant to a registration statement on Form S-8 for employee benefit plans); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs, Ordinary Shares or other capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of ADSs, Ordinary Shares, other shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this section shall not apply to (i) the Shares and the Representative’s Warrants and ADSs underlying the Representative’s Warrants to be sold hereunder, and (ii) the issuance by the Company of Ordinary Shares upon the exercise of an outstanding option or warrant or the conversion of a security outstanding on the date hereof or disclosed in the Registration Statement and the Pricing Disclosure Package; (iii) the issuance by the Company of options to purchase Ordinary Shares or ADSs or other equity awards of the Company for compensatory purposes; or (iv) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements, or any other similar non-capital raising transactions provided such securities are not registered pursuant to a registration statement.

3.17. Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.24 hereof for an officer, director, or corporate auditor of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver substantially in the form of Exhibit C, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.18. Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.19. Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act Regulations.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and any Option Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendments thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

4.1.2. FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Exchange Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2. Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel for the Company. On the Closing Date, the Representative shall have received (i) the favorable opinion and negative assurances statement of Hunter Taubman Fischer & Li LLC, counsel for the Company, (ii) the favorable opinion of Misono Sogo Law Offices, Japan counsel for the Company, and (iii) the favorable opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date, in customary form and substance reasonably satisfactory to Representative’s Counsel addressed to the Representative and stating that such opinions may be relied upon by Representative’s Counsel.

4.2.2 Option Closing Date Opinion of Counsel for the Company. On the Option Closing Date, if any, the Representative shall have received (i) the favorable opinion and negative assurances statement of Hunter Taubman Fischer & Li LLC, counsel for the Company, (ii) the favorable opinion of Misono Sogo Law Offices, Japan counsel for the Company, and (iii) the favorable opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Option Closing Date, addressed to the Representative and in customary form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in their opinions delivered on the Closing Date.

4.2.3. Closing Date Opinion of Counsel for the Representative. On the Closing Date, the Representative shall have received the opinion and negative assurance letter of VCL Law LLP, counsel for the Representative, dated the Closing Date, addressed to the Representative.

4.2.4. Option Closing Date Opinion of Counsel for the Representative. On the Option Closing Date, if any, the Representative shall have received the opinion and negative assurance letter of VCL Law LLP, counsel for the Representative, dated the Option Closing Date, addressed to the Representative.

4.2.5. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction) of the Company, provided that copies of any such statements or certificates shall be delivered to Representative’s Counsel if requested.

4.3. Comfort Letters.

4.3.1. Cold Comfort Letter. At the time this Agreement is executed you shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, addressed to the Representative and in form and substance reasonably satisfactory in all respects to you, Representative’s Counsel and to the Auditor, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter. At each of the Closing Date and any Option Closing Date, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4. Certificates.

4.4.1. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package, or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2. Secretary’s Certificate. At each of the Closing Date and any Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Articles of Incorporation and the Commercial Register of the Company are true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors (and any pricing committee thereof) relating to the Offering are in full force and effect and have not been modified; (iii) as to the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.4.3 CFO Certificate. On the Closing Date or any Option Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate of the Company’s chief financial officer, dated the respective dates of their delivery and signed by the chief financial officer and addressed to the Underwriters, with respect to certain operating and financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative (attached as Exhibit E hereto).4.4.4 Depositary Certificates. The Depositary shall have furnished or caused to be furnished to the Representative certificates reasonably satisfactory to the Representative evidencing the deposit with it or its nominee of Ordinary Shares underlying the Shares in respect of which the Shares to be purchased by the Underwriters on such Closing Date are to be issued, and delivery of the Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

4.5. No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, results of operations, shareholders’ equity, properties, of the Company, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, pandemic, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the

Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Shares or Offering as contemplated hereby, from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus; (ii) no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package, nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6. Delivery of Agreements.

4.6.1. Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.6.2. Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance reasonably satisfactory to the Representative, and the Deposit Agreement shall be in full force and effect as of the Closing Date.

4.6.3. Representative’s Warrant. On the Closing Date, the Company shall have delivered to the Representative an executed copy of the Representative’s Warrant.

4.7. Additional Documents. At the Closing Date and at each Option Closing Date (if any), Representative’s Counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling Representative’s Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares and the Representative’s Warrants as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and Representative’s Counsel.

5. Indemnification.

5.1. Indemnification of the Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify, defend, and hold harmless each Underwriter, its affiliates, and each of its and their respective directors, corporate auditors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), from and against any and all loss, liability, claim, damage, and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act, or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in (A) the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares and Representative’s Warrants under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; unless, with respect to each subsection (A) through (C), such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, Pricing Disclosure Package, or Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim, or damage at or prior to the written confirmation of sale of the Shares to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company also agrees that it will advance payment of expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim described above, which expenses shall have been approved in advance by the Company and such approval shall not be unreasonably withheld.

5.1.2. Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter Indemnified Party (which approval shall not be unreasonably withheld)) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, and the fees and expenses of such counsel shall be at the expense of the Company and shall be advanced by the Company; provided, however, that the Company shall not be obligated to bear the reasonable fees and expenses of more than one firm of attorneys selected by the Underwriter Indemnified Party (in addition to local counsel). Notwithstanding anything to the contrary contained herein, and provided that the Company has timely honored its obligations under Section 5, the Underwriter Indemnified Party shall not enter into any settlement without the prior written consent (which shall not be unreasonably delayed or withheld) of the terms of any settlement by the Company. The Company shall not be liable for any settlement of any action effected without its prior written consent (which shall not be unreasonably delayed or withheld). In addition, the Company shall not, without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification, or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses, and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any Underwriter Indemnified Party.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its corporate auditors, its officers who signed the Registration Statement or the ADS Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage, and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages, and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, corporate auditors, directors, or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Shares or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication.

5.3. Contribution. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any liabilities and expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such liabilities and expenses, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the matters as to which such liabilities or expenses relate, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds actually received by the Company from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions actually received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement, omission, act, or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement, or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of such fraudulent misrepresentation.

5.4. Limitation. The Company also agrees that no Underwriter Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Underwriter Indemnified Party pursuant to this Agreement, the transactions contemplated thereby or any Underwriter Indemnified Party’s actions or inactions in connection with any such advice, services, or transactions, except to the extent that a court of competent jurisdiction has made a finding that liabilities (and related expenses) of the Company have resulted from such Underwriter Indemnified Party’s fraud, bad faith, gross negligence, or willful misconduct in connection with any such advice, actions, inactions, or services or such Underwriter Indemnified Party’s breach of this Agreement or any obligations of confidentiality owed to the Company.

5.5. Survival & Third-Party Beneficiaries. The advancement, reimbursement, indemnity, and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Underwriter Indemnified Party’s services under or in connection with, this Agreement. Each Underwriter Indemnified Party’s is an intended third-party beneficiary of this Section 5, and has the right to enforce the provisions of Section 5 as if he/she/it was a party to this Agreement.

6. Right of First Refusal. The Company agrees that it shall provide the Representative a right of first refusal for eighteen (18) months from the later of the consummation of the Offering or termination or expiration of that certain engagement letter between the Company and Representative dated as of April 19, 2023 (the “Engagement Letter”), to act as sole investment banker, sole book-runner, sole financial advisor, and/or sole placement agent, at the Representative’s sole discretion, for each and every Transaction (as such term is defined in the Engagement Letter, a “Transaction”), including future public and private equity and/or debt offerings, including all equity linked financings, mergers, business combinations, recapitalizations, or sale of some or all of the equity or assets of the Company, whether in conjunction with another advisor, or broker-dealer, or on the Company’s own volition, (collectively, “Future Services”). The Representative shall have the sole right to determine whether or not any other financial advisor or broker dealer shall have the right to participate in any such Transaction and the economic terms of any such participation. Further, the Company shall promptly notify the Representative of a proposed Transaction and shall direct all third-party inquiries regarding a Transaction to the Representative within three (3) Business Days of receipt of such inquiry. If the Representative declines to exercise the Right of First Refusal, it shall do so by delivering prompt written notice thereof to the Company no later than ten (10) Business Days after receipt of the Company notice to the Representative (a “Declining Notice”). Failure by the Representative to notify the Company in writing of its decision to accept or decline its Right of First Refusal within such ten (10) Business Day period shall be deemed to be a delivery of a Declining Notice. The delivery of a Declining Notice with respect to a Transaction shall automatically terminate the Right of First Refusal with respect to such Transaction, effective as of the date thereof. In the event the Representative delivers or is deemed to have delivered a Declining Notice, the Company shall have the right to retain any other person or persons to provide such services with respect to the Transaction described in its notice to the Representative. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Representative of this Agreement. The services provided by the Representative is solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including without limitation, securityholders, employees or creditors of the Company) as against the Representative or its directors, officers, agents and employees.

7. Effective Date of this Agreement, Defaulting Underwriters and Termination Thereof.

7.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

7.2. Defaulting Underwriters.

7.2.1 This Agreement shall become effective upon the execution and delivery hereof by the parties hereto;

7.2.2 If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule 1 bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the

Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that, in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 7.2.2 by an amount in excess of one-ninth (1/9) of such number of Firm Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Firm Shares to be purchased on such date, and arrangements reasonably satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within thirty six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Final Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

7.3. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties, or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a Material Adverse Change, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale, and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

7.4. Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable up to the amounts set forth in Section 3.8.1 and upon demand the Company shall pay such amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

7.5. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.6. Representations, Warranties, Agreements to Survive. All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Shares.

8. Miscellaneous.

8.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), emailed, personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Attn: Lei Huang

Email: lei.huang@ustigersecurities.com

With a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Road, Suite 630

Vienna, VA 22182

Attention: Fang Liu, Esq.

Email: fliu@vcllegal.com

If to the Company:

Earlyworks Co., Ltd.

5-7-11, Ueno, Taito-ku

Tokyo, Japan 110-0005

Attention: Satoshi Kobayashi, CEO

Email: Satoshi-k@e-arly.works

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attention: Ying Li, Esq.

Email: yli@htflawyers.com

8.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of the Engagement Letter, as such Engagement Letter may be amended from time to time, shall remain in full force and effect.

8.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company, and the controlling persons, directors, and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

8.6. Governing Law; Consent to Jurisdiction; Trial by Jury.

8.6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action, or proceeding.

8.6.2. By the execution and delivery of this Agreement, the Company hereby irrevocably designates and appoints Cogency Global Inc., located at New York, New York as its authorized agent upon whom process may be served in any suit, proceeding or other action against it instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in the New York Supreme Court, County of New York or the United States District Court for the Southern District of New York, arising out of the offering made by the Preliminary Prospectus, the Prospectus, the Registration Statement, or any purchase or sale of Shares in connection therewith, provided, however, that the Company may (and shall, to the extent [●] ceases to be able to be served on the basis contemplated herein), by written notice of the Representative, designate such additional or alternative agent for service of process under this Section 8.6 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding, or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Representative shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding, or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares or this Agreement or otherwise relating to the offering, issuance, and sale of the Shares in any Federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Shares or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters or any person controlling an Underwriter to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters or any person controlling an Underwriter to bring any action or proceeding against the Company or any of its properties in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect. The Company hereby agrees with the New York Supreme Court, County of New York or the Underwriters to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising from the sale of the Shares or this Agreement brought by the Company, the Underwriters or any person controlling an Underwriter. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.6.3. The Company agrees that in any suit (whether in a court in the United States or elsewhere) seeking enforcement of this Agreement or provisions of this Agreement, if the plaintiffs therein seek a judgment in either United States dollars or Japanese Yen, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Underwriters, or any person controlling an Underwriter in respect of this Agreement or any of the Underwriters’ rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, in each case as set forth herein.

8.6.4. The Company agrees that if any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

8.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance, or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance, or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance, or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Earlyworks Co., Ltd.

By:
Name:	Satoshi Kobayashi
Title:	Representative Director and Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

US Tiger Securities, Inc.

By:
Name:	Lei Huang
Title:	Chief Executive Officer

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Option Shares to be Purchased if the Over- Allotment Option is Fully Exercised
US Tiger Securities, Inc.
TOTAL	[●]	[●]

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: [●]

Number of Option Shares: [●]

Public Offering Price per Firm Share: [●]

Public Offering Price per Option Share: [●]

Underwriting Discount per Firm Share: [●]

Underwriting Discount per Option Share: [●]

Non-Accountable Expense Allowance per Firm Share: [●]

Non-Accountable Expense Allowance per Option Share: [●]

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

[●]

SCHEDULE 2-C

Written Testing-the-Waters Communications

[    ]

SCHEDULE 3

List of Lock-Up Parties

[    ]

EXHIBIT A

FORM OF REPRESENTATIVE’S WARRANTS

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY HIS, HER OR ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS BEGINNING ON THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO ANYONE OTHER THAN OFFICERS OR PARTNERS OF US TIGER SECURITIES, INC., EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(E), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

THIS PURCHASE WARRANT IS EXERCISABLE AFTER THE CLOSING DATE, VOID AFTER 5:00 P.M., EASTERN TIME, [●].

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

For the Purchase of

[●] Shares of American Depositary Shares

Representing [●] Ordinary shares

EARLYWORKS CO., LTD.

1. Purchase Warrant. THIS AMERICAN DEPOSITARY SHARES PURCHASE WARRANT (this “Purchase Warrant”) certifies that, pursuant to that certain underwriting agreement by and between Earlyworks Co., Ltd., a stock corporation organized under the laws of Japan (the “Company”) and US Tiger Securities, Inc. (“US Tiger”), dated [●], 2023 (the “Underwriting Agreement”). US Tiger (in such capacity with its permitted successors or assigns, the “Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●] (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, [●], (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] American Depositary Shares (the “Shares”), each Share representing one (1) Ordinary Share, subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein, provided, however, for clarification, that banking institutions shall not be deemed to be authorized or required by law or executive order to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in The City of New York generally are open for use by customers on such day. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[●] per Share (125% of the price of the Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 [intentionally omitted]

2.3 Legend.

(i) each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-269068)) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN US TIGER SECURITIES, INC. OR BONA FIDE OFFICERS OR PARTNERS OF US TIGER SECURITIES, INC., OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).”

(ii) if the registration statement of the Company’s securities (File No. 333-269068) is no longer effective when the Holder exercises this Purchase Warrant, each certificate shall bear an additional legend as follow:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred and eighty (180) days beginning on the date of commencement of sales of the Offering (the “Lock-up Period”): (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant or the securities hereunder to anyone other than: (i) US Tiger or a selected dealer participating in the Offering contemplated by the Underwriting Agreement, or (ii) officers or partners of US Tiger, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Rule 5110(e), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). The registered Holder of this Purchase Warrant will have the option to exercise their warrants at any time, provided that such shares are not transferred during the Lock-up Period; the Lock-up Period will remain on these underlying shares. The registered Holder of this Purchase Warrant shall have the option to exercise, transfer or assign their warrants at any time from issuance but the Lock-up Period shall remain in effect for the underlying shares. On and after that date that is one hundred and eighty (180) days after the date of commencement of sales of the Offering, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall, within five (5) Business Days, transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a Registration Statement relating to the offer and sale of such securities that includes a current prospectus has been filed and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. New Purchase Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments.

5.1 Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

5.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

5.1.3 Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or Section 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or Section 5.1.2, then such adjustment shall be made pursuant to Section 5.1.1, Section 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

5.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section 5 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6. Registration Rights. The Company has filed the Registration Statement with the Commission, which has been declared effective on Form F-1 (File No. 333-269068), and registers the underlying Shares of the Purchase Warrant(s) granted to the Holder(s) in connection to the Offering, under the terms of the Underwriting Agreement.

6.1 Demand Registration.

6.1.1 Grant of Right. Unless all of the Registrable Securities (defined as below) are included in an effective registration statement with a current prospectus, the Company, upon written demand (“Demand Notice”) of the Holder(s) of at least 51% of the Representative’s Warrants and/or the underlying securities (“Majority Holder(s)”), agrees to register on one occasion, all or any portion of the remaining Shares (collectively, the “Registrable Securities”) as requested by the Majority Holder(s) in the Demand Notice, provided that no such registration will be required unless the Holders request registration of an aggregate of at least 51% of the outstanding Registrable Securities. On such occasion, the Company will file a new registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within sixty (60) days after receipt of the Demand Notice and use its commercially reasonable efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time after one (1) year from the date of effectiveness of the Registration Statement, but no later than three (3) years from the effective date of the Registration Statement. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Representative’s Warrants and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice, who shall have five days from the receipt of such Notice in which to notify the Company of their desire to have their Registrable Securities included in the Registration Statement.

6.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities upon the Demand Notice. The Company agrees to use its commercially reasonable efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to qualify to do business in such State or execute a general consent to service of process, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 6.1.1 to remain effective for a period of twelve (12) consecutive months from the effective date of such registration statement or post-effective amendment or until the Holders have completed the distribution of the Registrable Securities included in the Registration Statement, whichever occurs first.

6.1.3. Deferred Filing. If (i) in the good faith judgment of the Board, filing a registration statement pursuant to Section 6.1 would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing on two occasions for an aggregate of not more than one hundred and twenty (120) days in any twelve-month period.

6.1.4. No Cash Settlement Option. The Company is only required to use its commercially reasonable efforts to cause a registration statement covering issuance of the Registrable Securities underlying the Representative’s Warrant to be declared effective, and once effective, only to use its commercially reasonable efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any Representative’s Warrant, in whole or in part, for cash in the event it is unable to register the Registrable Securities.

6.2 “Piggy-Back” Registration.

6.2.1 Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus, the Holders of the Representative’s Warrants shall have the right for a period of not more than three (3) years from the date of effectiveness of the Registration Statement, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any successor or equivalent form); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of ninety (90) days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all shareholders in such public offering shall be apportioned pro rata among all such selling shareholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling shareholders, including all holders of the Registrable Securities.

6.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Representative’s Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the “piggy back” rights provided for herein by giving written notice, within ten (10) business days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall use its commercially reasonable efforts to cause any registration statement filed pursuant to the above “piggyback” rights that does not relate to a firm commitment underwritten offering to remain effective for at least nine (9) consecutive months from the effective date of such registration statement or until the Holders have completed the distribution of the Registrable Securities in the registration statement, whichever occurs first.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service, (3) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day, or (4) when the event requiring notice is disclosed in all material respects and filed in a Current Report on Form 6-K prior to the Notice Date: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Attention: Lei Huang

Email: lei.huang@ustigersecurities.com

with a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Rd., Suite 630

Vienna, VA 22182

Attention: Fang Liu, Partner

Email: fliu@vcllegal.com

If to the Company:

Earlyworks Co., Ltd.

5-7-11, Ueno, Taito-ku

Tokyo, Japan 110-0005

Attention: Satoshi Kobayashi, CEO

Email: satoshi-k@e-arly.works

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attention: Ying Li, Esq.

Email: yli@htflawyers.com

9. Miscellaneous.

9.1 Amendments. The Company and US Tiger may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and US Tiger may deem necessary or desirable and that the Company and US Tiger deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each of the Company and Holder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Borough of Manhattan in The City of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and Holder hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder in any action, proceeding or claim.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and US Tiger enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9 Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Purchase Warrant, if not registered, have restrictions upon resale imposed by state and federal securities laws.

9.10 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Warrant.

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [●] day of [●], 2023.

EARLYWORKS CO., LTD.

By:
Name:	Satoshi Kobayashi
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE FORM

Form to be used to exercise Purchase Warrant:

Date:                , 20

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for                  Shares of Earlyworks Co., Ltd., a stock corporation organized under the laws of Japan (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

ASSIGNMENT FORM

Form to be used to assign Purchase Warrant:

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                 does hereby sell, assign and transfer unto the right to purchase shares of Earlyworks Co., Ltd., a stock corporation organized under the laws of Japan (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company to whose address is

                                                                                                  .

Dated:                 , 20

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Purchase Warrant.

EXHIBIT B

Form of Lock-Up Agreement

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

As the Representative of the several underwriters

Ladies and Gentlemen:

The undersigned understands that US Tiger Securities, Inc. (the “Representative”) proposes to enter into an underwriting agreement dated [●], 2023 (the “Underwriting Agreement”) with Earlyworks Co., Ltd., a stock corporation organized under the laws of Japan (the “Company”), providing for the initial public offering by the several underwriters (the “Underwriters”) in the United States (the “Initial Public Offering”) of a certain number of American depositary shares representing Ordinary Shares of the Company (the “Securities”). For purposes of this letter agreement, “Shares” shall mean the Company’s Ordinary Shares.

To induce the Underwriters to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, he or she (with respect to the directors, officers and greater than 5% securityholders), during the period commencing on the date hereof and ending six (6) months after the effective date of the Registration Statement, (each a “Lock-Up Period”), will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into a transaction which would have the same effect, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriters in connection with, as the case may be, (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Lock-up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy upon the death of the directors, officers or greater than 5% securityholders or to an immediate family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any share options or Shares of the Company underlying share options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to the Company’s equity incentive plans which are outstanding as of the date of the Registration Statement, provided that such lock-up restrictions shall apply to any of the undersigned’s Shares issued upon such exercise; or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriters a lock-up agreement in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any securities convertible into or exercisable or exchangeable for the Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriters will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriters hereunder to the Company or any of its officers or directors shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement in the form of this lock-up agreement and for the duration such terms of this agreement remain in effect at the time of the transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period). Nothing in this Agreement shall be construed to prohibit or restrict the Company from filing a registration statement on Form S-8 covering Ordinary Shares issuable pursuant to an equity incentive plan.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned hereby submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she or it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

This agreement shall automatically terminate and become null and void (i) at such time as the Representative, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Initial Public Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Initial Public Offering, or (iii) on [●], 2023, if the Initial Public Offering shall not have priced by such date.

Terms used herein but not defined shall have the same meaning assigned to them as in the Underwriting Agreement.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Signature)

Address:

[SIGNATURE PAGE OF LOCK-UP AGREEMENT]

EXHIBIT C

Form of Lock-Up Waiver

Earlyworks Co., Ltd.

[Name and Address of

The Company or Officer or Director

Requesting Waiver]

Dear [Name]:

This letter is being delivered to you in connection with the offering by Earlyworks Co., Ltd. (the “Company”) of [●] ordinary shares of the Company and the lock-up agreement dated [date], 2023 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver]/[release] dated [date], with respect to [number] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive]/[release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [date]; provided, however, that such [waiver]/[release] is conditioned on the Company announcing the impending [waiver]/[release] by press release through a major news service at least two business days before effectiveness of such [waiver]/[release]. This letter will serve as notice to the Company of the impending [waiver]/[release].

Except as expressly [waived]/[released] hereby, the Lock-up Agreement shall remain in full force and effect.

Yours very truly,

US Tiger Securities, Inc.

By:

Name:

Title:

EXHIBIT D

Form of Lock-Up Waiver Press Release

Earlyworks Co., Ltd.

[●]

Earlyworks Co., Ltd. (the “Company”) announced today that US Tigers Securities, Inc. the lead book-running manager in the Company’s recent public sale of [●] ordinary shares, are [waiving]/[releasing] a lock-up restriction with respect to [number] ordinary shares held by the [Company/certain officers/directors of the Company] (the “Shares”). The [waiver]/[release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT E

EARLYWORKS CO., LTD.

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[●], 2023

The undersigned, [●], hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Earlyworks Co., Ltd., a stock corporation organized under the laws of Japan (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 4.4.3 of the Underwriting Agreement, dated as of [●], 2023, between Earlyworks Co., Ltd. and US Tiger Securities, Inc., (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement, and the Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement, and the Prospectus.

4.

The Company’s financial statements present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries and their results of operations for the periods presented in the Registration Statement and the Prospectus.

5.

I have reviewed the disclosure in the Registration Statement and the Prospectus, the financial and operating information and data identified and circled by VCL Law LLP in the Registration Statement and the Prospectus dated [●], 2023, attached hereto as Exhibit A, and to the best of my knowledge such information is correct, complete and accurate in all material respects.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

[ Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Earlyworks Co., Ltd.

By:
Name:	Caspia Lin
Title:	Chief Financial Officer